EXHIBIT 23.3

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in Laboratory Corporation of America Holdings Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

    /s/ PricewaterhouseCoopers LLP
   -----------------------------------
       PricewaterhouseCoopers LLP

Charlotte, North Carolina
October 6, 2000